September 20, 1996

Mr. Bruce E. Langenkamp
Vice President
The Chase Manhattan Bank, N.A.
1 Chase Manhattan Plaza, 4th Floor
New York, NY 10081

RE:  CREDIT AGREEMENT BETWEEN THE INTERPUBLIC GROUP OF COMPANIES,
INC. AND (The Chase Manhattan Bank, Formerly Known as) CHEMICAL
BANK

Dear Bruce:

We are writing to you in connection with the Credit Agreement between The Interpublic Group of Companies, Inc. and (The Chase Manhattan Bank, formerly known as) Chemical Bank dated September 30, 1992 and effective as of December 23, 1992 (the "Agreement").
Section 2.13 of the Agreement provides that the Borrower may request extension of the Commitment under the Agreement for an additional period of one year from the then current Termination Date.

Notwithstanding the dates specified in Section 2.13 of the Agreement for requesting such extension, we hereby request that you extend the Termination Date of the Agreement to December 1, 1998. If you are agreeable to our request, please so indicate by signing and returning the duplicate copy of this letter which we have enclosed herewith.

Thank you.

                              Sincerely,

                           Alan M. Forster
                      Vice President & Treasurer

ACCEPTED & AGREED
(The Chase Manhattan Bank Formerly Known As)
CHEMICAL BANK

By: Ann B. Kerns - Vice President
Global Media & Telecommunications

Date: November 8, 1996

cc:  Mr. Kenneth E. Dutcher
     Ms. Barbara S. Gmora
     Ms. Regina E. Dooley